NEWS RELEASE

Troy Dixon Appointed to Tradeweb Board of Directors

NEW YORK – February 21, 2023 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today announced the appointment of Troy Dixon to its Board of Directors as an independent director, effective March 1, 2023.

Mr. Dixon brings nearly 30 years of industry experience to the Tradeweb Board. He is the Founder and Chief Investment Officer of Hollis Park Partners LP, an alternative asset manager that specializes in structured products, a position he has held since 2013. Prior to that he led residential mortgage-backed securities (RMBS) trading at UBS Inc. from 2002 to 2006 and at Deutsche Bank from 2006 to 2013. At Deutsche Bank he was also a member of the Corporate Banking & Securities Americas Executive Committee and the Rates and Credit Trading Executive Committee.

Billy Hult, Chief Executive Officer at Tradeweb, commented: “I am excited to welcome Troy to the Tradeweb Board as we enter into this next era of growth for the firm. Troy’s deep understanding and experience navigating the complexities of fixed income markets, coupled with his extensive investment background, will prove invaluable as we look for new opportunities to advance our business.”

Lee Olesky, Chairman of the Board at Tradeweb, commented: “Troy is a proven industry leader with robust experience in structured products, fixed income trading and asset management. He’s an excellent addition to the Board and we are thrilled to welcome him.”

Mr. Dixon currently serves as an independent board member and head of the Audit Committee of Lafayette Square Business Development Corporation, and a board member of Boys Hope Girls Hope and New Height Youth Inc. He previously served on the Securities Industry and Financial Markets Association’s (SIFMA) RMBS Executive Board. He received his B.A. from The College of the Holy Cross.

About Tradeweb Markets
Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $1.1 trillion in notional value traded per day over the past four quarters. For more information, please go to www.tradeweb.com.

Media contact
Daniel Noonan, Tradeweb +1 646 767 4677
Daniel.Noonan@Tradeweb.com

Investor contact
Ashley Serrao, Tradeweb +1 646 430 6027
Ashley.Serrao@Tradeweb.com

Sameer Murukutla, Tradeweb +1 646 767 4864
Sameer.Murukutla@Tradeweb.com

Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our outlook and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods.

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